EXHIBIT 10

FIRST FINANCIAL SERVICE CORPORATION
2006 STOCK OPTION AND INCENTIVE COMPENSATION PLAN

First Financial Service Corporation (the “Company”) hereby establishes a stock option and incentive plan for the benefit of the employees and directors of the Company and of its subsidiaries.

Section 1—PURPOSE

The Company adopts this compensation program for certain key employees to (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees and directors to contribute to the Company’s success.

Section 2—DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1   “Award” means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, or a Performance Share Award granted under the Plan.

2.2   “Award Agreement” means a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Change of Control” means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of the Company’s assets or to adopt a plan of liquidation. A

Change of Control shall also be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control, (ii) any person (including the Company) publicly announces an intention to take actions which upon consummation would constitute a Change of Control, or (iii) the Board adopts a resolution to the effect that a Change of Control for purposes of this Plan has occurred. Provided, however, that the Committee may provide in an Award Agreement that it believes may constitute “deferred compensation” pursuant to Code Section 409A for “Change of Control” to have the meaning given in guidance from the Internal Revenue Service construing that term for purposes of allowable triggers for payment of deferred compensation.

2.5   “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.6   “Committee” means, for purposes of Plan administration and interpretation, a committee appointed by the Board which shall consist of two or more members of the Board, each of whom is both and an “outside director” and a “non-employee director.” For purposes of this Section, (A) ”outside director” means a Director of the Company who either (i) (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Code Section 162(m)), (b) is not a former employee of the Company or an “affiliated corporation” who still receives compensation for prior services (other than benefits under a tax-qualified retirement plan), or was not an employee during any prior period within the time defined under Exchange Act rules or the rules of any stock exchange on which the Stock is then traded, (c) was not an officer of the Company or an “affiliated corporation” at any time, and (d) does not currently receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Code Section 162(m); and (B) ”non-employee director” means a Director of the Company who (i) is not a current employee or officer of the Company or its parent or a subsidiary, (ii) does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), (iii) does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and (iv) is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K. The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board.

2.7   “Company” shall mean First Financial Service Corporation and its successors.

2.8   “Director” means a voting member of the Board excluding any person who serves solely in an advisory capacity or as a director emeritus.

2.9   “Disability” means permanent disability within the meaning of Section 22(e)(3) of the Code.

2.10 “Effective Date” shall have the meaning set forth in Section 14.

2.11 “Employee” means an employee of the Company or a Subsidiary.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” means the closing sale price of a share of Stock as reported on the date as of which Fair Market Value is to be determined, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding such date for which closing price information is available.

2.14 “Grant Date” means, with respect to an Award, the date as of which the Award is granted as stated in the Award Agreement, which shall not be earlier than the date on which the Committee approves the grant. The grant of an Award must be communicated to the recipient of the Award promptly after the Grant Date.

2.15 “Incentive Stock Option” means an option to purchase Stock granted under Section 6 of the Plan that is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.16 “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or is among the four most highly compensated officers of the Company (other than the chief executive officer), and any other person for whom executive compensation disclosure is required under the Exchange Act or for whom short-term trading reports are required under Section 16(a) of the Exchange Act.

2.17 “Nonqualified Stock Option” means an option to purchase Stock granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

2.18 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.19 “Option Period” means the period from the Grant Date of an Option to the date the period for exercise of the Option expires as stated in the Award Agreement.

2.20 “Participant” means an Employee or Director who has been granted an Award under the Plan.

2.21 “Performance Share Award” means an Award granted pursuant to Section 10 under which, upon the satisfaction of predetermined performance measures, cash, shares of Stock, or a combination thereof is paid to the Participant.

2.22 “Plan” means this First Financial Service Corporation 2006 Stock Option and Incentive Compensation. Plan.

2.23 “Restriction Period” means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Stock in the Award Agreement lapse.

2.24 “Restricted Stock Award” or “Restricted Stock” means Stock which is granted under Section 9 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.25 “Retirement” means a Participant’s Termination of Employment with the Company or a Subsidiary after attaining age 60.

2.26 “Stock” means the Company’s voting common stock of no par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

2.27 “Stock Appreciation Right” or “SAR” means a Stock Appreciation Right granted under Section 7 of the Plan.

2.28 “Subsidiary” means any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

2.29 “Termination of Employment” or “Service” shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or a Subsidiary. With respect to a Director, it shall be deemed to occur on a Director’s cessation of service on the board of directors of both the Company and any Subsidiary. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee in accordance with Section 12.4. No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who becomes a Director, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following employment termination provided for in Section 8.

Section 3—STOCK SUBJECT TO THE PLAN

3.1   Available Stock.

(a)    Subject to adjustment as provided in Sections 3.2 and 3.3, the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, shall be (A) (i) 500,000 shares, plus (ii) up to 35,000 shares of Stock remaining available for issuance as of the Effective Date of the Plan under the Company’s 1998 Stock Option and Incentive Compensation Plan (the “1998 Plan”), or (B) if greater, 12% of the Stock outstanding from time to time and shall be increased automatically upon increase of the outstanding shares of Stock, provided that the number of shares that may be issued pursuant to Incentive Stock Option Awards shall not exceed 535,000 shares. The aggregate number of shares of Stock that may be issued hereunder shall not be decreased except pursuant to Section 3.2 or an amendment to this Plan. When adopted by the Company’s shareholders, this Plan shall amend the 1998 Plan to immediately terminate the right to make additional grants under the 1998 Plan.

(b)   The maximum number of shares of Stock that may be subject to all Awards granted under the Plan during the term of the Plan to any one Participant is 200,000 from the total set forth in subparagraph (a) above.

3.2   Changes in Capitalization.   In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issueable upon exercise of an Option or payment of another Award, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind or price of shares subject to outstanding Awards, so that no Award shall be diluted or increased; provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code and adjustments to other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well, so as not to trigger taxes under Code Section 409A. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

3.3   Adjustments for Awards.   The Committee shall have sole discretion to determine the manner in which shares of Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 3.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Stock available for grant of Awards under the Plan:

(a)    The grant of Options, Restricted Stock and Performance Share Awards to be settled in Stock shall initially reduce the number of shares of Stock available for grant of Awards under the Plan by the number of shares of Stock subject to such an Award, and that number shall remain unavailable (even after exercise or maturity of that Award), except as provided in (c) or (d) below.

(b)   The grant of SARs that may be paid or settled only in Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Stock with respect to which the Award is exercised over the number of shares of Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan.

(c)    If any Award referred to in Sections 3.3(a) or (b), is wholly or partly canceled or forfeited, or terminates, expires or lapses, for any reason, the number of shares with respect to which the Award can no longer be exercised or realized by the Participant shall again be available for grant of Awards under the Plan.

(d)   If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares so delivered or withheld.

3.4   Change of Control.

(a)   Options and SARs.   In the event of a Change of Control, (i) Awards of Options and SARs under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option or SAR shall remain exercisable in full thereafter until it expires pursuant to its terms; and (ii) the Restriction Period for Restricted Stock Awards shall lapse. In addition, in the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. Except where such discretion would be prohibited under Section 409A of the Code, the Committee shall have the discretion to revoke or limit the acceleration of exercisability of an Option or SAR at any time before and within 20 business days following the date a Change of Control is approved by the Board or otherwise occurs. Unless the Committee believes that cash payment would make an Option or SAR subject to and non-compliant with Code Section 409A as “deferred compensation”, in the discretion of the Committee, a Participant may be entitled to receive, in lieu of the exercise of any Option or SAR, a cash payment in an amount equal to the difference between the exercise price of the Option or SAR and (A) in the case of a tender offer or cash exchange offer, the final offer price paid per share of Stock, multiplied by the number of shares of Stock covered by the Option or SAR, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the shares of Stock covered by the Option.

(b)   Restricted Stock.   The Committee, in its discretion, may provide in an Award Agreement that in the event of a Change of Control, the Restriction Period of any Restricted Stock Award shall lapse.

(c)   Assumption of Option or SAR.   For purposes of (a) above, an Option or SAR shall be considered assumed if the Committee determines, at the time of issuance of the stock or other consideration upon such Change of Control, that the holder of the Option or SAR would be entitled to receive upon exercise the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive after the effective time of the transaction if the holder had been, immediately before the effective time of the transaction, the holder of the number of shares of Stock covered by the Option or SAR at such time (whether or not the Option or SAR was then exercisable and after giving effect to any adjustments in the number of Shares covered by the Option or SAR as provided in Section 3.2). If the consideration to be received in a Change of Control transaction is not solely common stock of the successor corporation or its parent, the Committee shall provide for the consideration to be received upon exercise of the Option or SAR to be solely common stock of the successor corporation or its parent equal to the Fair Market Value of the consideration per share received by holders of Stock in the transaction.

Section 4—ADMINISTRATION

4.1   Committee Governance.   This Plan shall be administered by the Committee. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2   Committee to Interpret Plan.   Subject to the provisions of the Plan, the Committee shall have the power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 11, to amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting “deferred compensation” within the meaning of Section 409A of the Code or to comply with that Code Section’s requirements, and with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee.

4.3   Liability; Indemnification.   No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

4.4   Selection of Participants.   The Committee shall have the exclusive authority to grant Awards from time to time to such Employees and Directors as may be selected by it in its sole discretion. The grants shall not be deemed made, nor the Fair Market Value of the underlying shares of Stock of an Award (if necessary) determined, until (i) a Committee written action is unanimously signed, or (ii) a Committee resolution is duly adopted at a meeting called in conformance with the rules governing the Committee’s operation, and Award Agreements shall be promptly prepared and delivered to the Award recipient(s).

4.5   Decisions Binding.   All determinations and decisions made by the Committee or the Board pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

4.6   Award Agreements.   Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan. An Employee or Director who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee and, if required by its terms, by the Employee or Director and delivered to the Committee or its designee, and the Employee or Director has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

4.7   Administration With Respect To Named Executives.

(a)    The per-share exercise price of an Option granted to a Named Executive shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Section 162(m) of the Code. With respect to other Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance-based compensation under Section 162(m) of the Code under (b) below.

(b)   If the Committee determines, at the time a Restricted Stock Award or Performance Share Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, the Committee may provide in the Award Agreement that the distribution of shares of Stock under the Award shall be subject to the achievement of one or more objective performance goals established by, and the satisfaction of which is certified by, the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: (i) revenues, (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives service fees or extraordinary or special items; (iii) net income or net income per share (basic or diluted); (iv) return on assets, return on investment, return on capital, or return on equity; (v) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vi) economic value created; (vii) one or more operating ratios; (viii) stock price, dividends or total stockholder return; (ix) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, or (x) quality goals that are objectively determinable (collectively, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Requirements shall be established in writing by the Committee based on one or more performance goals as set forth above not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

(c)    With respect to any Award to a Named Executive, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change of Control.

(d)   No part of any Option or SAR Award may be exercised, no Performance Share shall be issued, and no Restriction Period will lapse to the extent the exercise, issuance or lapse would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of one million dollars and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any portion of an Award that is not exercisable, not issued or for which a Restriction Period does not lapse because of this limitation shall continue to be exercisable or shall be issued, or the Restriction Period shall lapse, in any subsequent year in which the exercise, issuance or lapse would not cause the loss of the Company’s or its affiliated companies’ compensation tax deduction, provided such exercise or issuance occurs before the Award expires, and otherwise complies with the terms and conditions of the Plan and the Award Agreement.

Section 5—AWARDS UNDER THE PLAN

Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as it shall determine. Employees and Directors who are expected to contribute substantially to the growth and profitability of the Company or a Subsidiary are eligible for selection to receive Awards under Section 4.4.

Section 6—STOCK OPTIONS

6.1   Grant.   Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan, provided that Incentive Stock Options may only be granted to Employees. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2   Exercise Price.   The exercise price per share of Stock covered by an Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date, unless the Incentive Stock Option granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, in which case the exercise price shall be at least 110% of the Fair Market Value of the Stock on the Grant Date.

6.3   Option Period.   The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date. No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date. Options may expire prior to the end of the Option Period due to the Participant’s Termination of Employment or Service as provided in Section 8, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless the Option is valid and outstanding.

6.4   Limitation on Amount of Incentive Stock Options.   The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000. In the event, due to acceleration or otherwise, Incentive Stock Options are exercisable as of the Grant Date in excess of the $100,000 limit described herein, such Options shall be treated as Nonqualified Stock Options for tax purposes, in accordance with the first-grant ordering rules of Treasury Regulation Section 1.422-4.

6.5   Nontransferability of Options.   Except as otherwise provided in this Section 6.5, no Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative). The Committee may in an Award Agreement allow a Participant, subject to any restrictions under Section 16(b) of the Exchange Act, to transfer all or part of a Nonqualified Stock Option to (i) the Participant’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of the Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Participant only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Section 6.5 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and Termination of Employment or Service, retirement, Disability, satisfaction of service requirements or performance objectives, and other conditions to exercise of an Option shall be applied with respect to the original Participant. However, for purposes of exercising the Option, the term Participant shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 8, the Participant’s Representative shall be deemed to refer to the transferee, the personal representative of the transferee’s estate, or after final settlement of the transferee’s estate, the successor or successors entitled thereto by law.

6.6   Exercise.   An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

6.7   Method of Exercise.   To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee (i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in Section 13. No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

6.8   Payment of Exercise Price.   To the extent provided in the Award Agreement for an Option and subject to the rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) owned by the Participant (or jointly by the Participant and his spouse) for at least six months (one year in the case of an Incentive Stock Option, unless the Committee consents to a shorter period and the Participant acknowledges that the affect of such use will be to trigger taxation); such shares shall be evidenced by negotiable certificates or by a written attestation of ownership, and only the net shares of Stock (those equal in value to the difference between the exercise price and the then Fair Market Value) shall be issued in satisfaction of the Option or portion thereof being exercised; or (iii) by any combination thereof. Notwithstanding the preceding sentence, any such right to exercise by delivering already owned shares or by retaining shares of Stock subject to the Option shall be void from its inception if such right is deemed to be a feature allowing deferral of compensation with the meaning of Section 409A of the Code that would eliminate the Option’s status as exempt from the deferred compensation rules of that Section. If permitted in the Award Agreement, Restricted Stock (valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) issued to the Participant may be tendered as payment of the exercise price of an Option. If Restricted Stock is tendered as the exercise price of an Option, a number of shares of Stock issued on exercise of such Option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and shall be held by the secretary of the Company pursuant to Section 9.1. Any surrender by a person subject to the reporting requirement of Section 16(b) of the Exchange Act of previously owned shares of Stock upon exercise of an Option or SAR must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

Section 7—STOCK APPRECIATION RIGHTS

7.1   Grant.   All Stock Appreciation Rights (“SAR’s”) granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

7.2   Exercise Price.   The exercise price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant and specified in the Award Agreement.

7.3   Exercise Period.   The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date. No SAR may be exercised at any time unless such SAR is valid and outstanding as provided in this Section 7.

7.4   Nontransferability.   No SAR shall be transferable other than by will or by the laws of descent and distribution, and SAR’s shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative).

7.5   Exercise.   An SAR may be exercised, so long as it, is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

7.6   Method of Exercise.   To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised, and, if the Award Agreement provides that the Participant may elect the method of payment, whether the SAR is to be paid in cash or Stock.

7.7   Payment Upon Exercise.   Upon the exercise of an SAR, a Participant shall be entitled to receive an amount, in cash or whole shares of Stock (or a combination thereof) as provided in the Award Agreement, equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised. The number of shares of Stock to be delivered to the Participant upon exercise of an SAR shall be based on the Fair Market Value of the Stock on the date of exercise. Payment of an SAR shall be made in cash, shares of Stock, or a combination of cash and shares of Stock, as provided in the Award Agreement, which may provide the Participant a choice regarding the form of payment. A certificate or certificates for shares of Stock acquired upon exercise of an SAR shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following exercise, subject to Section 12.5. No fractional shares of Stock will be issuable upon exercise of an SAR and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

Section 8—LIMITATIONS ON EXERCISE OF OPTIONS AND SARs AFTER TERMINATION OF EMPLOYMENT OR SERVICE

8.1   Exercise After Termination.   After a Participant’s Termination of Employment or Service, an Option or SAR Award may be exercised only to the extent that the Award was exercisable immediately before the Termination of Employment or Service, but in no event after the expiration date of the Award as specified in the Award Agreement. Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant’s right to exercise an Award upon Termination of Employment or Service shall terminate:

           (i)  At the expiration of three months (Incentive Stock Options) or one year (Nonqualified Stock Options and SARs) after the Participant’s Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable as if it were a Nonqualified Stock Option and will be a Nonqualified Stock Option when exercised; or

         (ii)  At the expiration of one year in the event of Disability of the Participant; or

        (iii)  At the expiration of one year after the Participant’s death if the Participant’s Termination of Employment or Service occurs by reason of death; any Award exercised under this subparagraph (iii) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Award by bequest or inheritance; or

         (iv)  No later than three months after the Participant’s Termination of Employment or Service for any reason other than (A) those described in (i) through (iii) above, or (B) Termination of Employment for “Cause” as described in Section 8.2.

8.2   Termination for Cause.   In the event the Committee determines that an Employee’s employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Option and Stock Appreciation Rights Awards immediately upon the Termination of Employment. For purposes of this Plan, “Cause” shall mean the Employee’s (i) willful failure to substantially perform such Employee’s reasonably assigned duties, (ii) repeated gross negligence in performing such Employee’s duties, (iii) illegal conduct in performing such Employee’s duties, (iv) willful actions contrary to the Company’s interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Company or a Subsidiary, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

Section 9—RESTRICTED STOCK AWARDS

9.1   Grant.   All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 12.5), as soon as practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Participant’s benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

9.2   Restriction Period.   The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the Retirement, death or Disability of the Participant. The Committee may not retain the discretion to lengthen the restriction period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore when it is subject to Federal income tax. Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Employment or Service during the Restriction Period for any reason, the Participant’s rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

9.3   Rights of Participant.   Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award. In the event of any adjustment as provided in Section 3.2, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

9.4   Expiration of Restriction Period.   At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall deliver to the Participant a certificate evidencing the Participant’s ownership of the Stock free of the restrictions.

9.5   Nontransferability.   No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant’s ownership of the stock free of restrictions has been issued.

Section 10—PERFORMANCE SHARE AWARDS

10.1   Grant.   All Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Performance Share Awards are subject to the terms and conditions of this Section 10 and such additional terms and conditions contained in the Award Agreement, which terms and conditions need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

10.2   Performance Criteria.   The performance criteria for each Performance Share Award shall be determined by the Committee, and shall consist of service requirements and any measures of performance of the Company or any Subsidiary or such other criteria as the Committee specifies. Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but at a minimum shall set forth (i) the amount of cash, the number of shares of Stock, or combination of both that the Participant may receive, (ii) the performance objectives (the “Performance Goals”), (iii) the performance period over which the performance measure is determined (the “Performance Period”), (iv) the date on which payment under the Award, if any, will be made, and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable. At the times specified in the Award Agreement, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the extent to which a cash or stock payment is to be made pursuant to the Performance Share Award. The Committee may provide in an Award Agreement that one or more performance criteria under an Award will be deemed to have been met upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Employment or Service for any reason before performance criteria have been met, the Participant’s rights to payment of a Performance Share Award shall be forfeited.

10.3   Payment.   Performance Share Awards will be paid only after the Committee determines, in its sole discretion, that the performance criteria established under Section 10.2 have been achieved, subject to such other terms and conditions as may be included in the

Award Agreement and to the Committee’s right to waive any performance criteria in its discretion. Payment shall be made, as provided in the Award Agreement (which may provide the Participant a choice regarding the form of payment), in cash or whole shares of Stock (or a combination thereof) having a Fair Market Value equal to the number of shares of Stock represented by the Performance Share Award. A certificate or certificates for shares of Stock to be issued pursuant to a Performance Share Award shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following the Committee’s determination that performance criteria have been met. No fractional shares of Stock will be issued in connection with a Performance Share Award and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

10.4   Rights of Participant.   A Participant shall not, with respect to a Performance Share Award or any Stock that may in the future be issued under it, have any rights as a stockholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock.

10.5   Nontransferability.   No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution.

Section 11—AMENDMENTS AND TERMINATION

11.1   Amendments and Termination.   The Board may terminate, suspend, amend or alter the Plan, but no action of the Board may:

(a)    Impair or adversely affect the rights of a Participant under an outstanding Award theretofore granted, without the Participant’s consent, other than as provided in Section 12.3; or,

(b)   Extend the Option Period or exercise period of an SAR, or the vesting/payment (and taxation) date of a Restricted Stock Award or a Performance Share Award beyond that originally stated in the Award Agreement, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature that would subject the Award to the excise taxes provided under Code Section 409A;

(c)    Decrease the price of an Option or the base price of any SAR to less than the Fair Market Value on the date the Award was granted; or

(b)   Without the approval of the stockholders:

           (i)  Increase the total amount of Stock which may be delivered under the Plan;

          (ii)  Decrease the exercise price of any Option or SAR to less than the exercise price on the Grant Date;

        (iii)  Extend the period during which Awards may be granted; or

         (iv)  In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under Section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of the Company, amend the Plan or the Award in a manner that would adversely affect the

Award’s continued eligibility for the performance-based compensation exemption under Section 162(m) of the Code.

11.2   Conditions on Awards.   In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan.

11.3   No Repricing.   Except for adjustments made pursuant to Section 3.2, the exercise price for any outstanding Option or SAR shall not be decreased after the Grant Date, nor may any outstanding Option or SAR be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

11.4   No Reload Rights.   Awards shall not contain any provision entitling the Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

11.5   Selective Amendments.   Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

Section 12—GENERAL PROVISIONS

12.1   Section 409A Compliance.   Notwithstanding any other provision of the Plan, any Award under the Plan that comes within the meaning of Code Section 409A’s definition of “deferred compensation” shall be designed and granted in such a way as to comply with that Code Section’s election timing rules, limitation on distribution triggering events, and must specify in the Award Agreement the time and form of payment of the Award, subject only to delay in accordance with Code Section 409A’s provisions, and never subject to acceleration.

12.2   Issuance of Stock.   As soon as practicable following exercise or maturity of an Award to be satisfied in Stock, the Company will deliver to the Participant the shares of Stock acquired upon such exercise or maturity either by (i) physical delivery of the certificate(s) for such shares or (ii) book entry to a brokerage account of the Participant, free and clear of any lapsed restrictions.

12.3   Unfunded Status of Plan.   The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

12.4   Transfers, Leaves of Absence and Other Changes in Employment Status.   For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 12.4.

12.5   Restrictions on Distribution of Stock.   The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof. No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed. The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. The Company shall not be obligated to register any securities covered hereby or to take any affirmative action to facilitate the sale, transfer or other disposition of Stock issued of Stock pursuant to an Award to comply with any law or regulation of any governmental authority.

12.6   Assignment Prohibited.   Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant’s lifetime, only by the Participant. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

12.7   Other Compensation Plans.   Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

12.8   Limitation of Authority.   No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto. Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

12.9   No Right to Employment.   Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person’s service or employment at any time.

12.10   Not a Shareholder.   The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

12.11   Severability.   If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

12.12   Headings.   The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

12.13   Governing Law.   The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company’s state of incorporation, as it may change from time to time.

Section 13—TAXES

13.1   Tax Withholding.   All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld. If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

13.2   Share Withholding.   If permitted by the Committee in an Award Agreement, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to the amount required to be withheld if the Committee first determines that such a feature would not bring the Award within the definition of deferred compensation for purposes of Section 409A of the Code, or would comply with that Code Section.

13.3   Tax Reporting.   The Company shall reflect the exercise of any Incentive Stock Option on an informational report as required by Section 6039 of the Code no later than January 31st of the year following exercise. The compensation resulting from the exercise of a Nonqualified Stock Option or SAR, the lapse of the restrictions of a Restricted Stock Award, or the satisfaction of the criteria of a Performance Share Award, and related income and employment tax withholding related thereto, shall be reported on the Employee’s W-2 Form for the year of exercise or vesting (as the case may be) or required by the Code.

Section 14—EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following by Effective Date, which vote shall be taken within 12 months of the Effective Date. Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

Section 15—TERM OF PLAN

The Plan shall terminate on the tenth anniversary of the Effective Date as defined in Section 14.